EXHIBIT 99
FORM 4 JOINT FILER INFORMATION

Name:	COCONUT PALM CAPITAL INVESTORS II, INC.
The General Partner of the Designated Filer
Address:	c/o Coconut Palm Capital Investors II, Ltd.
1350 E. Newport Drive, Ste. 201
Deerfield Beach, FL 33442
Designated Filer:	Coconut Palm Capital Investors II, Ltd.
Issuer and Ticker Symbol:	SUNAIR SERVICES CORPORATION [ SNR ]
Date of Event Requiring Statement:	December 16, 2009
Signature:	By: /s/ Richard C. Rochon
Richard C. Rochon, President

Name:	RICHARD C. ROCHON
An officer, director and the sole owner of Coconut Palm Capital Investors II, Inc., the General Partner of the Designated Filer, and a director of the Issuer.
Address:	c/o Coconut Palm Capital Investors II, Ltd.
1350 E. Newport Drive, Ste. 201
Deerfield Beach, FL 33442
Designated Filer:	Coconut Palm Capital Investors II, Ltd.
Issuer and Ticker Symbol:	SUNAIR SERVICES CORPORATION [ SNR ]
Date of Event Requiring Statement:	December 16, 2009
Signature:	/s/ Richard C. Rochon
Richard C. Rochon

Name:	MARIO FERRARI
An officer and director of Coconut Palm Capital Investors II, Inc., the General Partner of the Designated Filer, and a director of the Issuer.
Address:	c/o Coconut Palm Capital Investors II, Ltd.
1350 E. Newport Drive, Ste. 201
Deerfield Beach, FL 33442
Designated Filer:	Coconut Palm Capital Investors II, Ltd.
Issuer and Ticker Symbol:	SUNAIR SERVICES CORPORATION [ SNR ]
Date of Event Requiring Statement:	December 16, 2009
Signature:	/s/ Mario Ferrari
Mario Ferrari